UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2010
NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819

(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4069

(Address of Principal Executive Offices)	(Zip Code)
(440) 449-9600

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 30, 2010, in anticipation of the expiration of its current revolving credit agreement in December 2010, NACCO Industries, Inc.’s (“NACCO”) wholly owned subsidiary, NMHG Holding, Co. (“NMHG”), entered into an amended and restated credit agreement with the Lenders, as defined in the credit agreement, Bank of America, N.A., as Syndication Agent and Citicorp North America, Inc., as administrative agent for the Lenders, for a $150.0 million secured floating-rate revolving credit facility (the “Facility”). The obligations under the Facility are secured by a first lien on the cash and cash equivalents, accounts receivable and inventory of NMHG. The Facility expires in June 2014.
     Borrowings bear interest at a floating rate, which can be a base rate or LIBOR, as defined in the Facility, plus an applicable margin. The applicable margins are based on the average quarterly availability, as defined in the Facility, and range from 2.00% to 2.50% for base rate loans, 3.00% to 3.50% for LIBOR loans and 3.25% to 3.75% for foreign overdraft loans. The Facility also requires the payment of a fee of 0.75% per annum on the unused commitment.
     In addition, the Facility includes restrictive covenants, which, among other things, limit the payment of dividends to NACCO. Subject to achieving availability thresholds, dividends to NACCO are limited to the larger of $5.0 million or 50% of the preceding year’s net income for NMHG. The Facility also requires NMHG to maintain a minimum excess availability during the term of the agreement and achieve a maximum leverage ratio and a minimum fixed charge coverage ratio in certain circumstances, as defined in the Facility.
     The foregoing summary of the Facility is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.
     As described in Item 1.01 of this Current Report on Form 8-K, the following Exhibit is filed as part of this Current Report on Form 8-K.
     (d) Exhibits

10.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2010, by and among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., NMH International B.V., N.M.H. Holding B.V., the financial institutions from time to time party hereto as Lenders, the financial institutions from time to time party hereto as Issuing Banks, Bank of America, N.A., as Syndication Agent, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC as Joint Lead Arrangers and as Joint Bookrunners, U.S. Bank National Association, as Senior Managing Agent and Wells Fargo Capital Finance, Inc., as Documentation Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Kenneth C. Schilling
	Name:	Kenneth C. Schilling
	Title:	Vice President and Controller

Date: July 7, 2010

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2010, by and among NMHG Holding Co., NACCO Materials Handling Group, Inc., NACCO Materials Handling Limited, NACCO Materials Handling B.V., NMH International B.V., N.M.H. Holding B.V., the financial institutions from time to time party hereto as Lenders, the financial institutions from time to time party hereto as Issuing Banks, Bank of America, N.A., as Syndication Agent, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc. and Banc of America Securities LLC as Joint Lead Arrangers and as Joint Bookrunners, U.S. Bank National Association, as Senior Managing Agent and Wells Fargo Capital Finance, Inc., as Documentation Agent.